SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
- -----------------------------------------------------



                          FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                                    April 16, 1996
                                   (April 16, 1996)

                     TrustCo Bank Corp NY

    ---------------------------------------------------
  (Exact name of registrant as specified in its charter)


                           New York
             ----------------------------------
       (State or other jurisdiction of incorporation)


          0-10592                       14-1630287
          -------                    ---------------
(Commission File Number)   (IRS Employer Identification No.)

  192 Erie Boulevard, Schenectady, New York     12305

- --------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant"s telephone number, including area code:

(518) 377-3311

=========================================================


TrustCo Bank Corp NY


Item 5.   Other Events
_______   ____________

     On April 16, 1996, TrustCo Bank Corp NY ("TrustCo")

issued two press releases regarding first quarter, March 31, 1996, results of TrustCo Bank Corp NY. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).


Item 7.    (c) Exhibits
______     Reg S-K Exhibit No.    Description
           ___________________    ____________
           99(a)                  Press Release of April 16,
                                  1996, regarding first quarter,
                                  March 31, 1996, results.


           99(b)                  Press Release of April 16,
                                  1996, regarding first quarter,
                                  March 31, 1996, results.


                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 16, 1996

                                      TrustCo Bank Corp NY
                                      (Registrant)


                                      By: /s/Robert T. Cushing
                                          ____________________
                                          Robert T. Cushing
                                          Vice President and
                                          Chief Financial
                                          Officer








                   Exhibits Index
                 __________________


The following exhibits are filed herewith:


     Reg S-K Exhibit No.      Description
     __________________       ___________
     99(a)                    Press Release of
                              April 16, 1996, containing
                              first quarter, March 31, 1996,
                              results.


     99(b)                    Press Release of
                              April 16, 1996, containing
                              first quarter, March 31, 1996,
                              results.







                                             Exhibit 99(a)




            William F. Terry
            Senior Vice President and Secretary
            (518) 381-3611

For Immediate Release:

Schenectady, New York -- April 16, 1996


TrustCo began 1996 with record first quarter results, increases in net income and net interest income, and further improvements in the operating efficiencies of the Company. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

Net income for the first quarter of 1996 was $6,685,000, an increase of 13% over the $5,905,000 earned during the comparable period in 1995. As a result, earnings per share for 1996 were $0.37, compared to $0.33 per share in 1995. The annualized first quarter return on average equity was 18.3% for 1996 and 17.1% for 1995. TrustCo's goal for 1996 is a return on average equity of 19%, and the first quarter results are in line with meeting that objective.

"An improved net interest income and continued expense control were primary factors in making the first quarter results the best first quarter in the Company's history," said McCormick. Taxable equivalent net interest income for the first quarter of 1996 was $21.8 million, compared to $21.3 million in 1995. Total operating expenses for 1996 were $10.4 million, compared to $11.8 million in 1995. As a result of the improvements in operating expenses during 1996, the efficiency ratio for the first quarter was 40.4%, compared to 1995's ratio of 44.6%. Commenting on these results, McCormick noted, "As always, TrustCo has continued its tradition of controlling operating expenses while at the same time providing high quality service to TrustCo customers. Compared to the first quarter of 1995, we have the added cost during 1996 of operating four additional branches during the entire quarter. These additional branch costs were offset by reductions in other operating expense areas, thereby resulting in an overall reduction in operating expenses by $1.3 million for the quarter."

For the first quarter, TrustCo paid a cash dividend of $0.275 per share to all shareholders. As a percentage of TrustCo's first quarter net income, this amount represented a dividend payout of 72.7%, one of the highest in the banking industry. Commenting on the significant dividends that TrustCo has historically paid to its shareholders, Mr. McCormick noted, "The 73% payout of our first quarter net income to our shareholders is consistent with our long standing position of retaining within TrustCo sufficient capital to support our operations and growth plans. Excess capital above those levels should be and has been returned to our shareholders. We have achieved these payout ratios and still maintained our capital ratio at 6.9% of assets at the end of the quarter."

Also during the first quarter, TrustCo increased the allowance for loan losses to $50.6 million at March 31, 1996, compared to $41.6 million for the comparable period in 1995. At March 31, 1996, the allowance for loan losses represented 4.12% of net loans outstanding, an increase from the 3.58% at March 31, 1995. The coverage ratio of the allowance for loan losses to nonperforming loans increased from 2.2 times coverage at March 31, 1995, to 3.3 times coverage at March 31, 1996.

Commenting on the recent activities between TrustCo and ALBANK Financial Corporation, Mr. McCormick noted, "During the first quarter we made a generous offer to buy ALBANK for a combination of cash and TrustCo shares. The emerging company would have the size and financial strength to survive in an era of continued consolidation in the financial services industry. If the business combination were to take place, the local communities would benefit from having access to a locally managed, well run bank for the foreseeable future. Customers would have access to improved services available over a wider geographic area. The shareholders of ALBANK would have benefited from an immediate gain in the value of their investment, and both shareholder groups would share in the ownership of an emerging company which would produce a tremendous return on their investment. Clearly, our interest continues despite the initial negative response to our offer by ALBANK's Management and Board."

TrustCo is a $2.2 billion bank holding company, and through its subsidiary bank, Trustco Bank, National Association, operates 47 bank offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington counties. In addition, the bank operates a full service Trust Department with $848 million of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.


                                                                   Page 1
                                   FINANCIAL HIGHLIGHTS
                        (dollars in thousands, except per share data)
                                                      Three Months Ended
                                             03/31/96  12/31/95  03/31/95
Summary of operations
   Net interest income (TE)                   $21,761    20,824    21,343
   Provision for loan losses                    3,110     2,960     3,573
   Net gain/(loss) from securities transact      (421)     (526)      211
   Noninterest income                           3,548     3,511     3,238
   Noninterest expense                         10,446    10,132    11,751
   Net income                                   6,685     6,920     5,905

Per common share (1)
   Net income                                   $0.37      0.38      0.33
   Cash dividends                                0.28      0.28      0.23
   Book value at period end                      8.74      9.08      8.12
   Market price at period end                   20.69     22.13     17.29

At period end
   Full time equivalent employees                 431       434       439
   Full service banking offices                    47        47        45

Performance ratios
   Return on average assets                      1.23%     1.27      1.21
   Return on average equity (2)                 18.32     19.21     17.11
   Efficiency (3)                               40.42     40.54     44.58
   Net interest spread (TE)                      3.70      3.58      4.09
   Net interest margin (TE)                      4.13      4.03      4.49
   Dividend payout ratio                        72.67     70.09     68.25

Capital ratios at period end (4)
   Total equity to assets                        6.89      6.83      7.08
   Tier 1 risk adjusted capital                 12.74     12.45     12.33
   Total risk adjusted capital                  14.03     13.73     13.61

Asset quality analysis at period end
   Nonperforming loans to total loans            1.27      1.28      1.65
   Nonperforming assets to total assets          0.85      0.89      1.16
   Allowance for loan losses to total loans      4.12      3.94      3.58
   Coverage ratio (5)                              3.3        3.        2.2 X

(1)  All per share information has been adjusted for the 6 for 5 stock split effective August, 1995.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.



                               CONSOLIDATED BALANCE SHEETS         Page 2
                                       (dollars in thousands)


                                             03/31/96  12/31/95  03/31/95

ASSETS

  Loans, net                               $1,177,007 1,177,822 1,122,647
  Securities available for sale               636,337   640,206   226,972
  Investment securities                             0         0   337,952
  Federal funds sold                          247,000   239,000   192,000
                                           -------------------------------
     Total earning assets                   2,060,344 2,057,028 1,879,571

  Cash and due from banks                      49,773    50,889    48,289
  Bank premises and equipment                  24,373    25,008    23,869
  Other assets                                 48,690    43,260    48,533
                                           -------------------------------
     Total assets                          $2,183,180 2,176,185 2,000,262
                                           ===============================
LIABILITIES
  Deposits:
     Demand                                  $107,992   111,743    98,785
     Now accounts                             230,732   231,107   233,981
     Savings                                  672,181   649,033   587,973
     Money Market                              68,739    69,434    84,082
     Certificates of deposit > $100 thou       88,124    84,210    79,028
     Other time deposits                      770,761   785,122   732,225
                                           -------------------------------
       Total deposits                       1,938,529 1,930,649 1,816,074

  Short-term borrowings                        61,570    56,654    14,029
  Other liabilities                            28,355    28,783    27,316
                                           -------------------------------
     Total liabilities                      2,028,454 2,016,086 1,857,419

SHAREHOLDERS' EQUITY                          154,726   160,099   142,843
                                           -------------------------------
     Total liabilities and
       shareholders' equity                $2,183,180 2,176,185 2,000,262
                                           ===============================
Number of common shares
  outstanding, in thousands                    17,702    17,638    17,586



                            CONSOLIDATED STATEMENTS OF INCOME      Page 3
                          (dollars in thousands, except per share data)

                                                      Three Months Ended
                                             03/31/96  12/31/95  03/31/95
Interest income
     Loans                                    $26,947    27,462    26,005
     Investments                               11,260    11,503     8,424
     Federal funds sold                         3,301     3,018     3,675
                                           -------------------------------
          Total interest income                41,508    41,983    38,104

Interest expense
     Deposits                                  19,644    20,953    16,994
     Borrowings                                   733       757       216
                                           -------------------------------
          Total interest expense               20,377    21,710    17,210
                                           -------------------------------
          Net interest income                  21,131    20,273    20,894

Provision for loan losses                       3,110     2,960     3,573
                                           -------------------------------
          Net interest income after
            provision for loan losses          18,021    17,313    17,321

Net gain/(loss) from securities transaction      (421)     (526)      211
Noninterest income                              3,548     3,511     3,238
Noninterest expense                            10,446    10,132    11,751
                                           -------------------------------
Income before income taxes                     10,702    10,166     9,019
Income tax expense                              4,017     3,246     3,114
                                           -------------------------------
Net income                                     $6,685     6,920     5,905
                                           ===============================

Net income per share                            $0.37      0.38      0.33
Avg equivalent shares outstanding, in thous    18,210    18,208    17,919


                           CONSOLIDATED AVERAGE BALANCE SHEETS     Page 4
                                     (in thousands)

                                                      Three Months Ended
                                             03/31/96  12/31/95  03/31/95

Total assets                               $2,181,734 2,156,948 1,974,579
Shareholders' equity                          158,037   151,265   140,543
Interest earning assets                     2,100,562 2,076,697 1,894,667
Interest bearing liabilities                1,892,501 1,872,741 1,712,375






                                             Exhibit 99(b)


     William F. Terry
     Senior Vice President and Secretary
     (518) 381-3611

Schenectady, New York -- April 16, 1996



FOR IMMEDIATE RELEASE:


TrustCo Bank Corp NY

(dollars in thousands,
except per share data)                3/96               3/95

Three Months Ended
 March 31:
 Net Income                       $  6,685              5,905

Average Equivalent
  Shares Outstanding            18,210,000        17,919,000

 Net Income per Share         $        .37               .33


Total Nonperforming Loans           15,556            19,159
Total Nonperforming Assets          18,463            23,226
Allowance for Loan Losses           50,580            41,623
Allowance as a Percentage
  of Total Loans                      4.12%             3.58%




Per share data has been adjusted for the 6 for 5 stock split effective August 1995.


                                       # # #
